Exhibit 10.1

1 ORDINARY SHARE PURCHASE AGREEMENT This Ordinary Share Purchase Agreement (this "Agreement") is entered into effective as July 16, 2026 (the "Execution Date"), by and between Grande Group Limited, a business company incorporated under the laws of the British Virgin Islands (the "Company"), and White Lion Capital, LLC, a Nevada limited liability company (the "Investor"). WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, during the Commitment Period (as defined herein), the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $40,000,000 in aggregate gross purchase price of newly issued Ordinary Shares (as defined herein); WHEREAS, such sales of Ordinary Shares by the Company to the Investor will be made in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act ("Section 4(a)(2)") and/or Rule 506(b) of Regulation D, and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the issuances and sales of Ordinary Shares by the Company to the Investor to be made hereunder; WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement of even date herewith, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and WHEREAS, in consideration for the Investor's execution and delivery of this Agreement, the Company shall issue to the Investor the Commitment Shares (as defined herein), pursuant to and in accordance with Section 6.4 herein; NOW, THEREFORE, the parties hereto agree as follows: ARTICLE I CERTAIN DEFINITIONS Section 1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined): "Agreement" shall have the meaning specified in the preamble hereof. "Average Daily Trading Volume" shall mean the daily trading volume of the Company's Ordinary Shares over the trailing three (3) Business Days immediately preceding the date of delivery of a Purchase Notice, as reported by TradingView. "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. "Beneficial Ownership Limitation" shall have the meaning specified in Section 7.2(g). "Business Day" shall mean a day on which the Principal Market shall be open for business. "Claim Notice" shall have the meaning specified in Section 9.3(a).

2 "Clearing Costs" shall mean any applicable fees related to the transfer of the Ordinary Shares to the Investor. "Closing" shall mean the closing of a purchase and sale of Ordinary Shares as described in Section 2.1. "Commitment Amount" shall mean Forty Million United States Dollars ($40,000,000). "Commitment Period" shall mean the period commencing on the Execution Date and ending on the earlier of (i) the date on which the Investor shall have purchased an aggregate number of Purchase Notice Shares pursuant to this Agreement equal to the Commitment Amount, it being understood that such calculation shall be based on the aggregate of the Investment Amount released to the Company or (ii) the 36 month anniversary of the Execution Date. "Commitment Shares" shall have the meaning specified in Section 6.4. "Commitment Shares Determination Date" means the earlier of (i) the Business Day immediately prior to the effective date of the Registration Statement and (ii) the date that is 180 calendar days following the date hereof (or if such date is not a Trading Day, the immediately preceding Trading Day). "Company" shall have the meaning specified in the preamble to this Agreement. "Current Report" has the meaning set forth in Section 6.2. "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. "Damages" shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation). "Designated Brokerage Account" shall mean the brokerage account provided by the Investor for the delivery of the applicable Securities. "Disclosure Schedules" means the Disclosure Schedules of the Company delivered concurrently herewith. "DTC" shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company. "DTC/FAST Program" shall mean the DTC's Fast Automated Securities Transfer Program. "DWAC" shall mean Deposit Withdrawal at Custodian as defined by the DTC. "DWAC Eligible" shall mean that (a) the Ordinary Shares are eligible at DTC for full services pursuant to DTC's Operational Arrangements, including, without limitation, transfer through DTC's DWAC system, (b) the Company has been approved (without revocation) by the DTC's underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Securities are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Securities, as applicable, via DWAC.

3 "DWAC Shares" means Ordinary Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor's or its designee's specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. "Execution Date" shall have the meaning set forth in the first paragraph of this Agreement. "Indemnified Party" shall have the meaning specified in Section 9.1. "Indemnifying Party" shall have the meaning specified in Section 9.1. "Indemnity Notice" shall have the meaning specified in Section 9.3(b). "Investment Amount" shall mean the gross price of the Purchase Notice Shares, less Clearing Costs. "Investment Limit" shall mean three million dollars ($3,000,000), subject to increase at the sole discretion of the Investor. The Investment Limit shall apply separately to, and shall be determined independently for, each individual Purchase Notice, and shall not operate as a limit on the aggregate number of Purchase Notices that the Company may deliver on any single Business Day. "Investor" shall have the meaning specified in the preamble to this Agreement. "Irrevocable Transfer Agent Instructions" shall mean a signed form of irrevocable transfer agent instructions, substantially in the form of Exhibit D attached hereto, instructing the Transfer Agent to promptly deliver any Purchase Notice Shares to the Investor upon the Transfer Agent's receipt of the copy of a Purchase Notice from the Company, without further instruction from the Company. "Lien" means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction. "Material Adverse Effect" shall mean any effect on the business, operations, properties, or condition (financial or otherwise) of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document; provided, however, that "Material Adverse Effect" shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Investor; (vi) any matter of which Investor is aware on the date hereof; (vii) any changes in applicable laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God; (x)

4 any epidemics, pandemics, disease outbreaks, or other public health emergencies; or (xi) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded). "Ordinary Shares" shall mean the Company's Class A Ordinary Shares, par value US$0.00001 per share, and any shares of any other class of ordinary shares whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company). "Ordinary Shares Equivalents" means any securities of the Company entitling the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares. "OTC Blackout" shall mean any calendar day that the Ordinary Shares are not listed on a national securities exchange that is registered with the SEC under Section 6 of the Exchange Act (such as NASDAQ), and the Principal Market is an over-the-counter market. "PEA Period" shall mean the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement or any new registration statement, or any Annual Report on Form 20-F, and any Report on Form 6-K containing interim financial statements that is incorporated by reference into, or requires an amendment or supplement to, the Registration Statement, and ending at 9:30 a.m., New York City time, on the Business Day immediately following (i) the effective date of such post-effective amendment of the Registration Statement or such new registration statement, or (ii) the date of filing of such annual and quarterly report, as applicable. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. "Principal Market" shall mean any of the national exchanges (i.e. NYSE, AMEX, Nasdaq) or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Ordinary Shares. "Purchase Notice" shall mean a written notice from Company, substantially in the form of Exhibit A attached hereto (a "Rapid Purchase Notice Form") delivered as a Rapid Purchase Notice or Exhibit B attached hereto (a "VWAP Purchase Notice Form") delivered as a VWAP Purchase Notice, to the Investor, and with a copy of such notice delivered to the Transfer Agent, setting forth the Purchase Notice Shares which the Company requires the Investor to purchase pursuant to the terms of this Agreement. "Purchase Notice Limit" shall mean, for any Purchase Notice, (A) the Investor's committed obligation under such Purchase Notice shall not exceed the Investment Limit, and (B) the maximum amount of Purchase Notice Shares the Company may require the Investor to purchase shall be (i) in any Rapid Purchase Notice, one hundred percent (100%) of the Company's trailing three (3) Average Daily Trading Volume, and (ii) in any VWAP Purchase Notice, one hundred fifty percent (150%) of the Company's trailing three (3) Average Daily Trading Volume. Notwithstanding the foregoing, the Investor may waive the Purchase Notice Limit at any time. For the avoidance of doubt, the Purchase Notice Limit, including the Investment Limit component described in clause (A), applies separately to, and is calculated independently for, each individual Purchase Notice; the Company may deliver more than one Purchase

5 Notice on any single Business Day; and neither the Investment Limit nor any other component of the Purchase Notice Limit shall be construed to limit the number of Purchase Notices that the Company may deliver on any single Business Day. "Purchase Notice Shares" shall mean all Ordinary Shares that the Company shall be entitled to issue as set forth in all applicable Purchase Notices in accordance with the terms and conditions of this Agreement. "Rapid Closing Date" shall have the meaning specified in Section 2.2(b). "Rapid Purchase Investment Amount" shall mean the applicable Purchase Notice Shares referenced in the Rapid Purchase Notice multiplied by the applicable Rapid Purchase Price. "Rapid Purchase Notice" shall mean a completed and executed Rapid Purchase Notice Form initiating the closing of a purchase and sale of Ordinary Shares as described in Section 2.2. "Rapid Purchase Notice Date" shall have the meaning specified in Section 2.2(a). "Rapid Purchase Price" shall mean the average of the four (4) lowest traded prices of the Ordinary Shares during the Rapid Valuation Period. "Rapid Valuation Period" shall mean the Business Day that is the same business day as the Rapid Purchase Notice. "Registration Rights Agreement" shall have the meaning specified in the Recitals. "Registration Statement" shall have the meaning specified in Section 6.3. "Regulation D" shall mean Regulation D promulgated under the Securities Act. "Rule 144" shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act. "SEC" shall mean the United States Securities and Exchange Commission. "SEC Documents" shall have the meaning specified in Section 4.5. "Securities" mean the Purchase Notice Shares, Commitment Shares and any other securities issued to the Investor by the Company pursuant to this Agreement. "Securities Act" shall mean the Securities Act of 1933, as amended. "Subsidiary" means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act. "Termination" shall mean any termination outlined in Section 10.5. "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement and all schedules and exhibits hereto and thereto.

6 "Transfer Agent" shall mean the transfer agent of the Company as of the Execution Date, and any successor transfer agent of the Company. "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by TradingView graph study function or Bloomberg through its "VAP" function or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing asking price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10.16. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period. "VWAP Purchase Closing Date" shall have the meaning specified in Section 2.2(d). "VWAP Purchase Investment Amount" shall mean the applicable Purchase Notice Shares referenced in the VWAP Purchase Notice multiplied by the VWAP Purchase Price. "VWAP Purchase Notice" shall mean a completed and executed VWAP Purchase Notice Form initiating the closing of a purchase and sale of shares of Ordinary Shares as described in Section 2.2. "VWAP Purchase Notice Date" shall have the meaning specified in Section 2.2(c). "VWAP Purchase Price" shall mean ninety-seven percent (97%) of the lowest daily VWAP of the Ordinary Shares during the VWAP Purchase Valuation Period. "VWAP Purchase Valuation Period" shall mean the three (3) consecutive Business Days commencing on, and including, the VWAP Purchase Notice Date. ARTICLE II PURCHASE AND SALE OF ORDINARY SHARES Section 2.1 PURCHASE NOTICES. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), the Company shall have the right, but not the obligation, to require the Investor, by its delivery to the Investor of a Purchase Notice, from time to time, except as otherwise provided in this Agreement, to purchase Purchase Notice Shares, provided that the amount of Purchase Notice Shares shall not exceed the Purchase Notice Limit, or the Beneficial Ownership Limitation set forth in Section 7.2(g), (each such purchase, a "Closing"). Notwithstanding anything herein to the contrary the Company shall not deliver any Purchase Notices to the Investor (a) during the PEA Period or (b) during an OTC Blackout. For the avoidance of doubt, the Company may deliver more than one Purchase Notice, and an unlimited number of Purchase Notices, on any single Business Day, and the Company shall not be required to await the Closing of any previously submitted Purchase Notice before delivering one or more additional Purchase Notices; provided, however, that in no event shall more than three (3) Purchase Notices be outstanding and unsettled at any given time, unless otherwise waived by the Investor (for avoidance of doubt, the Purchase Notice Shares must be delivered to the Investor's brokerage account) and

7 that each Purchase Notice shall be separately subject to the Purchase Notice Limit (including the Investment Limit). Notwithstanding anything herein to the contrary, all Purchase Notices shall remain subject to the conditions set forth in Section 7.2, including, but limited to the Beneficial Ownership Limitation set forth in Section 7.2(g) and to the Exchange Cap set forth in Section 7.1(d). Upon the Investor's receipt of a valid Purchase Notice and the corresponding Purchase Notice Shares as DWAC Shares delivered to the Investor's designated brokerage account, the Investor shall be irrevocably and unconditionally obligated to purchase and pay for such Purchase Notice Shares in accordance with this Agreement, subject only to any adjustment expressly provided in this Agreement. The Investor shall not withhold, defer, reduce, set off or otherwise condition payment of the applicable Investment Amount. Any failure by the Investor to pay the applicable Investment Amount in full by the applicable payment deadline shall constitute an immediate material breach of this Agreement, without any requirement for further notice or cure. Section 2.2 MECHANICS. (a) RAPID PURCHASE NOTICE. At any time and from time to time during the Commitment Period, except as otherwise provided in this Agreement, the Company may deliver a Rapid Purchase Notice to Investor, subject to satisfaction of the conditions set forth in Article VII and otherwise provided herein. The Company shall provide the Transfer Agent with a copy of such Rapid Purchase Notice concurrently with its delivery to the Investor. The Company shall deliver the Purchase Notice Shares as DWAC Shares to the Designated Brokerage Account alongside the delivery of the Rapid Purchase Notice. A Rapid Purchase Notice shall be deemed delivered on the Business Day (i) a Rapid Purchase Notice is received by 9:00 a.m. New York time by email by the Investor and (ii) the DWAC of the applicable Purchase Notice Shares has been initiated and completed as confirmed by the Investor's Designated Brokerage Account by 9:00 a.m. New York time (the "Rapid Purchase Notice Date"). If the applicable Rapid Purchase Notice is received after 9:00 a.m. New York time or the DWAC of the applicable Purchase Notice Shares has not been completed as confirmed by the Investor's Designated Brokerage Account by 9:00 a.m. New York time, then the next Business Day shall be the Rapid Purchase Notice Date, unless waived by the Investor in writing. Each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective Section 2.2(a) of this Agreement and the transactions contemplated herein. (b) RAPID PURCHASE CLOSING. The Closing of a Rapid Purchase Notice shall occur one (1) Business Day following the Rapid Purchase Notice Date (the "Rapid Closing Date"); whereby the Investor shall deliver to the Company, by 5:00 p.m. New York time on the Rapid Closing Date, the Rapid Purchase Investment Amount by wire transfer of immediately available funds to an account designated by the Company. (c) VWAP PURCHASE NOTICE. At any time and from time to time during the Commitment Period, except as provided in this Agreement, the Company may deliver a VWAP Purchase Notice to Investor, subject to satisfaction of the conditions set forth in Article VII and otherwise provided herein. The Company shall deliver the Purchase Notice Shares as DWAC Shares to the Designated Brokerage Account alongside the delivery of the VWAP Purchase Notice. An VWAP Purchase Notice shall be deemed delivered on the Business Day (i) that an applicable VWAP Purchase Notice is received by 2:00 p.m. New York time by email by the Investor and (ii) the DWAC of the applicable Purchase Notice Shares has been initiated and completed as confirmed by the Investor's Designated Brokerage Account by 2:00 p.m. New York time (the "VWAP Purchase Notice Date"). If the applicable VWAP Purchase Notice is received after 2:00 p.m. New York time or the DWAC of the applicable Purchase Notice Shares has not been completed as confirmed by the Investor's Designated Brokerage Account by 2:00 p.m. New York

8 time, then the next Business Day shall be the VWAP Purchase Notice Date, unless waived by Investor in writing. Each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective Section 2.2(c) of this Agreement and the transactions contemplated herein. (d) VWAP PURCHASE CLOSING. The Closing of a VWAP Purchase Notice shall occur one (1) Business Day following the last day of the VWAP Purchase Valuation Period (the "VWAP Purchase Closing Date"), whereby the Investor shall deliver to the Company, by 5:00 p.m. New York time on the VWAP Purchase Closing Date, the VWAP Purchase Investment Amount by wire transfer of immediately available funds to an account designated by the Company. ARTICLE III REPRESENTATIONS AND WARRANTIES OF INVESTOR The Investor represents and warrants to the Company that: Section 3.1 INTENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws. The Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition, subject to the terms and conditions of this Agreement. Section 3.2 NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review the Transaction Documents and the transactions contemplated by the Transaction Documents with its own legal counsel and investment and tax advisors. Except for the representations given by the Company under the Transaction Documents, the Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by the Transaction Documents or the securities laws of any jurisdiction. Section 3.3 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk. The Investor represents that it is able to bear any loss associated with an investment in the Company. Section 3.4 AUTHORITY. The Investor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. The Transaction Documents to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligations of the Investor enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

9 Section 3.5 NOT AN AFFILIATE. The Investor is not an officer, director, or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company. Section 3.6 ORGANIZATION AND STANDING; COMPLIANCE WITH LAWS. The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents. The Investor will comply with all U.S. federal securities laws applicable to its purchase and resale of Ordinary Shares, subject to the Company's related compliance with all applicable laws as contemplated herein. Section 3.7 ABSENCE OF CONFLICTS. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject. Section 3.8 DISCLOSURE; ACCESS TO INFORMATION. The Investor had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company. Section 3.9 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising. Section 3.10 PRIOR COMMUNICATION. The Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Ordinary Shares. It is understood that information and explanations related to the terms and conditions of the Securities provided by the Company or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Ordinary Shares, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Company. Section 3.11 NO SHORT SALE. The Investor represents and warrants that neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, has executed any Short Sales as of the Execution Date. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as set forth in the SEC Documents and the Disclosure Schedules, which SEC Documents and Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company represents and warrants to the Investor, as of the Execution Date, that:

10 Section 4.1 ORGANIZATION OF THE COMPANY. Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and its Subsidiaries is not in violation or default of any of the provisions of its respective certificates of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by each makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Section 4.2 AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or shareholders is required. The Transaction Documents have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Section 4.3 CAPITALIZATION. As of the Execution Date, the authorized Ordinary Shares of the Company consists of 4,950,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares, of which 19,906,250 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are issued and outstanding as of the Execution Date. Except as set forth in the SEC Documents, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of Ordinary Shares to employees pursuant to the Company's employee stock purchase plans and pursuant to the conversion and/or exercise of Ordinary Shares Equivalents outstanding as of the date of the periodic report filed under the Exchange Act. Except as set forth in the SEC Documents, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Documents, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents. Except as set forth in the SEC Documents, the issuance and sale of the Securities will not obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth in the SEC Documents, there are no shareholder agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders. Section 4.4 LISTING AND MAINTENANCE REQUIREMENTS. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act.

11 Section 4.5 SEC DOCUMENTS; DISCLOSURE. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the one (1) year preceding the Execution Date (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. Section 4.6 VALID ISSUANCES. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. Section 4.7 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchase Notice Shares, do not and will not: (a) result in a violation of the Company's certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents (other than any SEC or state securities filings that may be required to be made by

12 the Company in connection with the issuance of Purchase Notice Shares or subsequent to any Closing or any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein. Section 4.8 NO MATERIAL ADVERSE EFFECT. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in SEC Documents. Section 4.9 LITIGATION AND OTHER PROCEEDINGS. Other than as described in the SEC Documents, there are no material actions, suits, investigations, inquiries or similar proceedings (however any governmental agency may name them) pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. Section 4.10 REGISTRATION RIGHTS. Other than as disclosed in the SEC Documents and other than those security holders included in the Registration Statement, no Person (other than the Investor) has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. Section 4.11 ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF SECURITIES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, or (ii) an "affiliate" (as defined in Rule 144) of the Company. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Purchase Notice Shares. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives. Section 4.12 NO GENERAL SOLICITATION; PLACEMENT AGENT. Neither the Company, nor any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Section 4.13 NO INTEGRATED OFFERING. None of the Company, its affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, but excluding shareholder consents required to authorize and issue the Securities or waive any anti-dilution provisions in connection therewith.

13 Section 4.14 OTHER COVERED PERSONS. Except as disclosed in Schedule 4.14, the Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Investor in connection with the sale of any Securities. ARTICLE V COVENANTS OF INVESTOR Section 5.1 SHORT SALES AND CONFIDENTIALITY. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any Short Sales at any time after the Execution Date until the termination of this Agreement. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of the Purchase Notices of such number of Ordinary Shares purchased under the applicable Purchase Notice shall not be deemed a Short Sale. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. "Short Sales" shall mean "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act. Section 5.2 COMPLIANCE WITH LAW; TRADING IN SECURITIES. The Investor's trading activities with respect to Ordinary Shares will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market. ARTICLE VI COVENANTS OF THE COMPANY Section 6.1 LISTING OF ORDINARY SHARES. The Company shall use best efforts to maintain, so long as any Ordinary Shares shall be so listed or quoted, the listing or quotation, if required, of all such Ordinary Shares on the Principal Market from time to-time issuable hereunder. The Company shall use its best efforts to continue the listing or quotation and trading of the Ordinary Shares on the Principal Market (including, without limitation, maintaining sufficient net tangible assets, if required) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. Section 6.2 FILING OF CURRENT REPORT. The Company agrees that it shall file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the execution of the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the "Current Report"). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company. Section 6.3 FILING OF REGISTRATION STATEMENT. The Company shall file with the SEC, within thirty (30) calendar days after the date on which the Company files with the SEC its Annual Report on Form 20-F for the fiscal year ended March 31, 2026, a new Registration Statement on Form F-1 (or, if Form F-3 is then available to the Company, a prospectus supplement pursuant to Rule 424(b) under the Securities Act to the Company's effective shelf Registration Statement on Form F-3, or any successor form) (the "Registration Statement") in compliance with the terms of the Registration Rights Agreement, covering only the resale of the Securities by the Investor. The Registration Statement (included the related prospectus) shall contain and disclose all information required to be disclosed pursuant to applicable SEC

14 regulations. The Company shall permit the Investor to review and comment upon the Registration Statement within a reasonable time prior to its filing with the SEC, the Company shall give reasonable consideration to all such comments, and the Company shall not file the Current Report or the Registration Statement with the SEC in a form to which the Investor reasonably objects. The Investor shall furnish to the Company such information regarding itself, the Company's securities beneficially owned by the Investor and the intended method of distribution thereof, including any arrangement between the Investor and any other person or relating to the sale or distribution of the Company's securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement with the SEC. The Company shall have no knowledge of any untrue statement (or alleged untrue statement) of a material fact or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in any pre-existing registration statement filed or any new registration statement or prospectus which is a part of the foregoing. For the avoidance of doubt, the Company shall not be in breach of this Agreement solely because the SEC has not declared a Registration Statement effective, provided that the Company has timely filed the Registration Statement, has used commercially reasonable efforts to respond to the SEC comments and has otherwise complied in all material respects with its obligations under this Agreement. The Company shall promptly give the Investor notice of any event (including the passage of time) which makes the final prospectus not to be in compliance with Sections 5(b) or 10 of the Securities Act and shall use its commercially reasonable efforts thereafter to file with the SEC any Post-Effective Amendment to the Registration Statement, amended prospectus or prospectus supplement in order to comply with Sections 5(b) or 10 of the Securities Act. Section 6.4 COMMITMENT SHARES. In consideration for the Investor's execution and delivery of, and agreement to perform under, this Agreement, the Company shall issue to the Investor Ordinary Shares having an aggregate value of up to one percent (1%) of the Commitment Amount (i.e., $400,000) (the "Commitment Shares"), which Commitment Shares shall be earned, issued and delivered, if at all, in four (4) tranches, each having a value equal to one-quarter of one percent (0.25%) of the Commitment Amount (i.e., $100,000), solely upon the occurrence of the applicable milestone set forth below. The number of Ordinary Shares for the first tranche shall be determined by dividing $100,000 by the closing price of the Ordinary Shares on the Commitment Shares Determination Date. The number of Ordinary Shares for tranches 2-4 will be determined by dividing $100,000 by the closing price of the Ordinary Shares on the date such tranche is issued. The Commitment Shares shall be earned, due, issued and delivered to the Investor as follows: (i) the first tranche, having a value of $100,000, shall be fully earned and due upon the execution date and, issued and delivered promptly (and in any event within two (2) Business Days) following the date on which the Registration Statement is declared effective by the SEC; (ii) the second tranche, having a value of $100,000, shall be earned, due, issued and delivered within two (2) business days upon an aggregate of $10,000,000 in Investment Amounts being received by the Company under this Agreement; (iii) the third tranche, having a value of $100,000, shall be earned, due, issued and delivered within two (2) business days upon an aggregate of $20,000,000 in Investment Amounts has been received by the Company under this Agreement; and (iv) the fourth tranche, having a value of $100,000, shall be earned, due, issued and delivered within two (2) business days upon an aggregate of $30,000,000 in Investment Amounts has been received by the Company under this Agreement The Company shall include on the Registration Statement filed with the SEC, all Commitment Shares issuable pursuant to all the tranches under this provision, provided that, in addition to all other remedies at law or in equity or otherwise under this Agreement, failure to timely do so will result in liquidated damages of $125,000, being immediately due and payable to the Investor at its election in the form of cash payment. For the avoidance of doubt, except for the first tranche described in clause (i) above, no tranche of Commitment Shares shall be deemed earned, due, issuable or deliverable unless and

15 until the applicable aggregate Investment Amount milestone expressly set forth above has been achieved. If any such milestone has not been achieved prior to the expiration or termination of this Agreement or the end of the Commitment Period, the corresponding tranche of Commitment Shares shall not be deemed earned, due, issuable or deliverable, and the Company shall have no obligation to issue or deliver such unearned tranche to the Investor. No termination, expiration or end of the Commitment Period shall accelerate, vest, earn or otherwise trigger any tranche of Commitment Shares that has not otherwise become earned, due, issuable and deliverable in accordance with this Section 6.4. Notwithstanding anything in this Agreement to the contrary, the Investor's resales of Commitment Shares shall be subject to a leak-out such that the Investor shall not sell, on any Business Day, a number of Commitment Shares exceeding ten percent (10%) of the total trading volume of the Ordinary Shares on the Principal Market on such Business Day. The Company shall, for so long as the Investor holds any Securities, use commercially reasonable efforts to satisfy the current public information requirement of Rule 144(c) under the Securities Act. If at any time a registration statement covering the resale of such Securities is not effective and available for use by the Investor, the Company shall, at its expense, promptly upon the Investor's request cause its counsel to issue any legal opinion, and cause the Transfer Agent to take any action, reasonably necessary to permit the resale of such Securities pursuant to Rule 144, including the removal of restrictive legends and payment of any and all expenses related thereto. Section 6.5 NON-PUBLIC INFORMATION. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 6.2 and otherwise provided herein, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto the Investor shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to the Investor without such prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its subsidiaries, or any of their respective officers, directors, agents, employees or affiliates, not to trade on the basis of, such material, non-public information, provided that the Investor shall remain subject to applicable law. The Company represents that as of the Execution Date, except with respect to the material terms and conditions of the transaction contemplated by the Transaction Documents, neither it nor any other Person acting on its behalf has previously provided the Investor or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information. After the Execution Date, to the extent that any notice or communication made by the Company, or information provided by the Company, to the Investor constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice or other material information with the SEC pursuant to a Current Report on Form 6-K. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. In addition to any other remedies provided by this Agreement or other Transaction Documents, if the Company provides any material, non-public information to the Investor without its prior written consent, and it fails to immediately (no later than that Business Day or by 9:00 am New York City time the next Business Day) file a Form 6-K disclosing this material, non-public information, it shall pay the Investor as partial liquidated damages and not as a penalty a sum equal to $1,000 per day beginning with the day the information is disclosed to the Investor and ending and including the day the Form 6-K disclosing this information is filed.

16 Section 6.6 OTHER EQUITY LINE TRANSACTIONS. From the Execution Date until the end of the Commitment Period, the Company shall be prohibited from entering into any "equity line," "committed equity facility," "standby equity purchase agreement," or substantially similar transaction with any Person (other than the Investor pursuant to this Agreement) whereby such Person is bound to purchase securities of the Company over a period of time at a price based on the market price of the Ordinary Shares at the time of each such purchase, less any discounts or commissions (each, a "Prohibited Equity Line Transaction"). Notwithstanding anything to the contrary in this Section 6.6, and for the avoidance of doubt, nothing in this Section 6.6 shall restrict, prohibit, condition, or otherwise limit the ability of the Company to enter into, consummate, perform under, or issue Ordinary Shares or any other securities pursuant to any financing, offering, issuance, or transaction of any kind or nature whatsoever, other than a Prohibited Equity Line Transaction, including, without limitation, (i) any public or private offering of equity, equity-linked, convertible, or debt securities, whether registered or unregistered and whether underwritten, agented, effected on a best-efforts basis, or otherwise; (ii) any private placement, PIPE transaction, registered direct offering, rights offering, or subscription for securities; (iii) any "at-the-market offering" by the Company through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer; (iv) the issuance, grant, conversion, exchange, or exercise of any options, warrants, convertible notes, or other convertible, exchangeable, or derivative securities, including where the conversion, exchange, or exercise price varies based on, or is determined by reference to, the market price of the Ordinary Shares; (v) any term loan, credit facility, note, or other debt or borrowing arrangement; (vi) any issuance of Ordinary Shares or other securities as consideration for, or in connection with, any merger, acquisition, joint venture, licensing, strategic, or similar transaction; and (vii) any issuance of Ordinary Shares or other securities pursuant to any equity incentive, share option, employee benefit, or compensation plan. The Investor shall be entitled to seek injunctive relief against the Company to preclude any Prohibited Equity Line Transaction, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. ARTICLE VII CONDITIONS TO DELIVERY OF PURCHASE NOTICE AND CONDITIONS TO CLOSING Section 7.1 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO ISSUE AND SELL PURCHASE NOTICE SHARES. The right of the Company to issue and sell the Purchase Notice Shares to the Investor is subject to the satisfaction of each of the conditions set forth below: (a) ACCURACY OF INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made at each such time. (b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing. (c) PRINCIPAL MARKET REGULATION. The Company shall not be required or permitted to issue, and the Investor shall not be required or permitted to purchase, any Ordinary Shares under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether it must obtain shareholder approval to issue more than 19.99% of its outstanding Ordinary Shares hereunder if such issuance would require shareholder approval under the rules or regulations of the Principal Market.

17 (d) EXCHANGE CAP. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, the Company shall not issue more than the "Exchange Cap" under this Agreement, which equals 19.99% of the Company's outstanding Ordinary Shares as of the Execution Date, unless shareholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if (A) at any time the Exchange Cap is reached and at all times thereafter the average price paid for all Ordinary Shares issued under this Agreement is equal to or greater than the Nasdaq Minimum Price, a price equal to the lower of (i) the Nasdaq Official Closing Price immediately preceding the execution of this Agreement or (ii) the arithmetic average of the five (5) Nasdaq Official Closing Prices for the Ordinary Shares immediately preceding the execution of this Agreement, as calculated in accordance with the rules of the Principal Market (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be "below market" and the Exchange Cap would not apply) or (B) the Company is exempt from obtaining shareholder approval for the issuance of shares above the Exchange Cap under the rules of the Principal Market. Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any Ordinary Shares under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain shareholder approval to issue more than 19.99% of its outstanding Ordinary Shares hereunder if such issuance would require shareholder approval under the rules or regulations of the Principal Market. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of Ordinary Shares issued or issuable that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market. Section 7.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE THE PURCHASE NOTICE SHARES. The obligation of the Investor hereunder to purchase the Purchase Notice Shares is subject to the satisfaction of each of the following conditions: (a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall have been timely filed in compliance with the Registration Rights Agreement, shall have become effective, and shall remain effective for the offering of the Securities and (i) the Company shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or related prospectus shall exist. The Investor shall not have received any notice from the Company that the prospectus and/or any prospectus supplement fails to meet the requirements of Section 5(b) or Section 10 of the Securities Act. (b) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date). (c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company. (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have

18 the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents. (e) ADVERSE CHANGES. Since the date of filing of the Company's most recent annual or interim report, no event that had or is reasonably likely to have a Material Adverse Effect has occurred. (f) NO SUSPENSION OF TRADING IN OR DELISTING OF ORDINARY SHARES. The trading of the Ordinary Shares shall not have been suspended by the SEC or the Principal Market, or otherwise halted for any reason, and the Ordinary Shares shall have been approved for listing or quotation on and shall not have been delisted from or no longer quoted on the Principal Market. In the event of a suspension, delisting, or halting for any reason, of the trading of the Ordinary Shares during the period of time from the date of delivery of a Purchase Notice until the applicable Closing, as contemplated by this Section 7.2(f), the Investor shall have the right to return to the Company any amount of Purchase Notice Shares associated with such Purchase Notice, and the Investment Amount with respect to such Purchase Notice shall be reduced accordingly in the Investor's sole discretion. (g) BENEFICIAL OWNERSHIP LIMITATION. The number of Purchase Notice Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other Ordinary Shares then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 13 of the Exchange Act. For purposes of this Section 7.2(g), in the event that the number of Ordinary Shares outstanding is greater or lesser on a date of a Closing (a "Closing Date") than on the date upon which the Purchase Notice associated with such Closing Date is given, the amount of Ordinary Shares outstanding on such issuance of a Purchase Notice shall govern for purposes of determining whether the Investor, when aggregating all purchases of Ordinary Shares made pursuant to this Agreement, would own more than the Beneficial Ownership Limitation following a purchase on any such Closing Date. In the event the Investor claims that compliance with a Purchase Notice would result in the Investor owning more than the Beneficial Ownership Limitation, upon request of the Company the Investor will provide the Company with evidence of the Investor's then existing shares beneficially or deemed beneficially owned. The "Beneficial Ownership Limitation" shall be 4.99% of the number of Ordinary Shares outstanding immediately prior to the issuance of Ordinary Shares issuable pursuant to a Purchase Notice, provided that, the Investor may increase the Beneficial Ownership Limitation up to 9.99% at its sole discretion upon sixty-one (61) days prior written notice to the Company. To the extent that the Beneficial Ownership Limitation is exceeded, the number of Ordinary Shares issuable to the Investor shall be reduced void ab initio so it does not exceed the Beneficial Ownership Limitation. (h) [RESERVED]. (i) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing the effectiveness of the Registration Statement to be suspended or any prospectus or prospectus supplement failing to meet the requirement of Sections 5(b) or 10 of the Securities Act (which event is more likely than not to occur within the fifteen (15) Business Days following the Business Day on which such Purchase Notice is deemed delivered). (j) NO VIOLATION OF SHAREHOLDER APPROVAL REQUIREMENT. The issuance of the Purchase Notice Shares shall not violate the shareholder approval requirements of the Principal Market. (k) DWAC ELIGIBLE. The Ordinary Shares must be DWAC Eligible and not subject to a "DTC chill".

19 (l) SEC DOCUMENTS. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC. (m) IRREVOCABLE TRANSFER AGENT INSTRUCTIONS. The Irrevocable Transfer Agent Instructions shall have been delivered by the Company to, and acknowledged in writing (email being sufficient) by, the Transfer Agent (or any successor transfer agent). ARTICLE VIII LEGENDS Section 8.1 NO RESTRICTIVE STOCK LEGEND. No restrictive stock legend shall be placed on the share certificates representing the Purchase Notice Shares. Section 8.2 INVESTOR'S COMPLIANCE. Nothing in this Article VIII shall affect in any way the Investor's obligations hereunder to comply with all applicable securities laws upon the sale of the Ordinary Shares. ARTICLE IX INDEMNIFICATION Section 9.1 INDEMNIFICATION. Each party (an "Indemnifying Party") agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents and representatives, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or the rules and regulations thereunder (an "Indemnified Party") from and against any and all Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of this Agreement or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement (or an allegation of the foregoing), (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or prospectus or prospectus supplement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from the Indemnified Party's failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party's fraud, bad faith, gross negligence, recklessness or willful misconduct in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon an Indemnified Party's negligence or misconduct, any untrue statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying Party by the Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof, prospectus, prospectus supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented). Section 9.2 INDEMNIFICATION PROCEDURE.

20 (a) A party that seeks indemnification under must promptly give the other party notice of any legal action. But a delay in notice does not relieve an Indemnifying Party of any liability to any Indemnified Party, except to the extent the Indemnifying Party shows that the delay prejudiced the defense of the action. (b) The Indemnifying Party may participate in the defense at any time or it may assume the defense by giving notice to the Indemnified Parties. After assuming the defense, the Indemnifying Party: (i) must select counsel (including local counsel if appropriate) that is reasonably satisfactory to the Indemnified Parties; (ii) is not liable to the other party for any later attorney's fees or for any other later expenses that the Indemnified Parties incur, except for reasonable investigation costs; (iii) must not compromise or settle the action without the Indemnified Parties consent (which may not be unreasonably withheld); and (iv) is not liable for any compromise or settlement made without its consent. (c) If the Indemnifying Party fails to assume the defense within 10 days after receiving notice of the action, the Indemnifying Party shall be bound by any determination made in the action or by any compromise or settlement made by the Indemnified Parties, and also remains liable to pay the Indemnified Parties' legal fees and expenses. Section 9.3 METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party under Section 9.2 shall be asserted and resolved as follows: (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 9.2 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and

21 diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third Party Claim. (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation. (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party

22 shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate. (b) In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate. (c) The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Third Party Claim. (d) The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to. ARTICLE X MISCELLANEOUS Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of law. Section 10.2 JURY TRIAL WAIVER. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents. Section 10.3 ASSIGNMENT. The Transaction Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person. Section 10.4 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as contemplated by Article IX. Section 10.5 TERMINATION. Either party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other party, which shall be effected by written notice being

23 sent by non-breaching party to the breaching party; provided, however, that any Commitment Shares that have been earned, due, issuable and deliverable pursuant to Section 6.4 prior to the effective date of such termination, but have not yet been issued or delivered, shall survive such termination and shall be issued and delivered within two (2) business days of such termination. In addition, this Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period (ii) the date that the Company sells and the Investor purchases the total Commitment Amount, it being understood that such calculation shall be based on the aggregate of the Investment Amount released to the Company; (iii) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors, or (iv) immediately upon the delisting of the Ordinary Shares from the NASDAQ Capital Market; provided, however, that the provisions of Articles III, IV, V, VI, IX and the agreements and covenants of the Company and the Investor set forth in this Article X shall survive the termination of this Agreement solely to the extent expressly provided herein. In addition, the Company may terminate this Agreement, effective upon five (5) Business Days' prior written notice to the Investor, provided that (i) no Purchase Notice is then outstanding and unsettled, and (ii) any Commitment Shares earned, due, issuable and deliverable prior to the effective date of such termination shall be issued and delivered in accordance with Section 6.4. Section 10.6 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Section 10.7 FEES AND EXPENSES. The Company shall bear and pay, and shall indemnify and hold the Investor harmless from and against, any and all issue, stamp, documentary, transfer and other similar taxes and duties (including any interest and penalties with respect thereto) that may be payable in connection with the authorization, issuance, sale and delivery of the Purchase Notice Shares, any earned and issued or delivered the Commitment Shares and any other Ordinary Shares issued or delivered to the Investor pursuant to this Agreement; provided, however, that the Company shall have no responsibility for any taxes imposed on or measured by the net income or gains of the Investor or any franchise taxes of the Investor. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall issue only those the Commitment Shares that have become earned, due, issuable and deliverable pursuant to Section 6.4, shall pay the Clearing Costs associated with each Closing (such payment to be effected solely by way of the deduction of Clearing Costs in computing the Investment Amount, without duplication), and shall pay any Transfer Agent fees. Except as set forth on Schedule 10.7, no party to this Agreement has incurred any liability for any finder's fees, brokerage commissions or similar payments in connection with the transactions herein contemplated. Section 10.8 COUNTERPARTS. The Transaction Documents may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The Transaction Documents may be delivered to the other parties hereto by email of a copy of the Transaction Documents bearing the signature of the parties so delivering this Agreement. Section 10.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall

24 continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party. Section 10.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Section 10.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Section 10.12 EQUITABLE RELIEF. Each party (i) recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other party, and (ii) in any such case, therefore agrees that the other party shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In addition to being entitled to exercise all rights provided herein or granted by law, both parties will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Section 10.13 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement. Section 10.14 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended or waived, except in a writing signed by the parties, from and after the date that is one (1) Business Day immediately preceding the initial filing of the prospectus to the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. Section 10.15 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law. The Investor acknowledges that the Transaction Documents may be deemed to be "material contracts," as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel. Section 10.16 DISPUTE RESOLUTION.

25 (a) GOVERNANCE OF ALL DISPUTES. The parties recognize that disagreements as to certain matters may from time to time arise out of these Transaction Documents. The parties agree that any disagreements that arise from these Transaction Documents are to be governed in accordance with this Section 10.16. (b) SUBMISSION TO DISPUTE RESOLUTION. (i) In the case of a dispute relating to the Average Daily Trading Volume, Purchase Notice Limit or VWAP (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Investor (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Investor at any time after the Investor learned of the circumstances giving rise to such dispute. If the Investor and the Company are unable to promptly resolve such dispute relating to such Average Daily Trading Volume, Purchase Notice Limit or VWAP (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Investor (as the case may be) of such dispute to the Company or the Investor (as the case may be), then the Company and the Investor may select an independent, reputable investment bank as mutually agreed upon to resolve such dispute. (ii) The Investor and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 10.16(b) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such investment bank was selected (the "Dispute Submission Deadline") (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the "Required Dispute Documentation") (it being understood and agreed that if either the Investor or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Investor or otherwise requested by such investment bank, neither the Company nor the Investor shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). (iii) The Company and the Investor shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Investor of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the party submitting such dispute, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error. (c) GOOD FAITH ATTEMPT TO RESOLVE OTHER DISPUTES. If either the Company or the Investor believes that a dispute not covered by Section 10.16(b) has arisen under these Transaction Documents, that party, prior to commencing arbitration, must provide the other side with written notice detailing the nature of the alleged dispute. Upon receipt of such written notice, the parties are required to engage in good faith negotiations in an attempt to resolve the dispute for a period of not less than fourteen (14) days, such time as may be extended by mutual agreement of the parties. If the Company and the Investor are unable to resolve such dispute within that fourteen (14) day period (or any period of

26 extension as agreed by the parties), then either party may pursue resolution of the dispute pursuant to Section 10.16(d). (d) ARBITRATION. Any dispute, controversy, difference or claim that may arise between the Company and the Investor in connection with these Transaction Documents (including, without limitation, any claim that, for whatever reason, was not resolved by the procedures of Section 10.16(b); and all claims arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application or termination of these Transaction Documents), shall be submitted to binding arbitration governed by the rules of the American Arbitration Association. The seat of the arbitration shall be in the State and County of New York. There shall be only one arbitrator selected in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted in English and may be conducted in a virtual setting. The arbitrator's decision shall be final and binding and judgment may be entered thereon. (e) COSTS AND AWARD. Each side must bear its own costs and legal fees during the pendency of the arbitration. A party's failure to pay any costs or fees required to proceed in the arbitration, as they timely come due, shall result in an immediate default against that party. The prevailing party in the arbitration shall be entitled to recoup all its reasonable attorneys' fees and costs from the nonprevailing party, including, without limitation, all of its costs relating to the arbitration, excluding only the costs incurred in connection with the procedures of Section 10.16(b). The arbitrator's final award shall include this assessment of costs and fees. That award also shall include interest from the date of any damages incurred for breach of these Transaction Documents, and from the date of the award until paid in full assessed at the prevailing statutory rate. The nonprevailing party must promptly pay that award in U.S. dollars, free of any tax, deduction or offset. Further, in the event a party fails to proceed with arbitration, unsuccessfully challenges the arbitrator's award, or fails to comply with the arbitrator's award, the other party is entitled to all costs of suit including all reasonable attorneys' fees and costs incurred in respect to any of these further actions. With respect to damages, the only damages recoverable under these Transaction Documents are compensatory; both the Company and the Investor expressly disclaim the right to seek punitive or other exemplary damages. (f) INJUNCTIVE RELIEF. Provided a party has made a sufficient showing under applicable law, the arbitrator shall have the freedom to invoke, and the parties agree to abide by, injunctive measures that either party submits in writing for arbitration claims requiring immediate relief. Additionally, nothing in this Section 10.16 shall preclude either party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during arbitration if necessary to protect the interests of such party or to preserve the status quo pending the arbitration proceeding. (g) CONFIDENTIALITY. The arbitration proceeding and subsequent award shall be confidential. The arbitrator shall issue appropriate protective orders to safeguard each party's confidential information. Except as required by law (or if necessary to enforce the award), including without limitation securities regulations, neither party is to make any public announcement with respect to the proceedings or decision of the arbitrator without the prior written consent of the other party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the parties and the arbitrator, except as required in connection with the enforcement of such an award or as otherwise required by law. Section 10.17 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) delivered by reputable air courier service with charges prepaid next Business Day delivery, or (c) transmitted by hand delivery or email, addressed as set forth below or to such

27 other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by email at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses for such communications shall be: If to the Company: Grande Group Limited Suite 2701, 27/F., Tower 1, Admiralty Centre 18 Harcourt Road, Admiralty, Hong Kong Attention: Xia Sha, Executive Director E-mail: ella.lee@grande-capital.com with a copy (not constituting notice) to: KLJ Law Group 1162 Egan Ave, La Puente, CA 91744 Attention: Kyle Leung, Esq. E-mail: info@klklawgroup.com If to the Investor: WHITE LION CAPITAL LLC 21031 Ventura Blvd., Suite #920 Woodland Hills, CA 91364 Attention: Alan Uryniak, Portfolio Manager E-mail: team@whitelioncapital.com With a copy (not constituting notice) to: Zarif Law Group P.C. 808 Springwood Avenue, Suite 110 Asbury Park, NJ 07712 Attn: Morris C. Zarif, Esq. E-mail: mzarif@zariflg.com Either party hereto may from time to time change its address or email for notices under this Section 10.17 by giving prior written notice of such changed address to the other party hereto. ** Signature Page Follows **

29 DISCLOSURE SCHEDULES TO ORDINARY SHARE PURCHASE AGREEMENT

30 EXHIBIT A FORM OF RAPID PURCHASE NOTICE TO: WHITE LION CAPITAL LLC We refer to the Ordinary Shares Purchase Agreement, dated as of [●], 2026, (the "Agreement"), entered into by and between Grande Group Limited, and White Lion Capital LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein. We hereby: 1) Give you notice that we require you to purchase __________ Purchase Notice Shares at the Rapid Purchase Price. 2) Certify that, as of the date hereof, the conditions set forth in Article VII of the Agreement are satisfied.

31 EXHIBIT B FORM OF VWAP PURCHASE NOTICE TO: WHITE LION CAPITAL LLC We refer to the Ordinary Share Purchase Agreement, dated as of [●], 2026, (the "Agreement"), entered into by and between Grande Group Limited, and White Lion Capital LLC. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein. We hereby: 1) Give you notice that we require you to purchase __________ VWAP Purchase Notice Shares at the VWAP Purchase Price. 2) Certify that, as of the date hereof, the conditions set forth in Article VII of the Agreement are satisfied.

32 EXHIBIT C REGISTRATION RIGHTS AGREEMENT

33 EXHIBIT D FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS [Form of irrevocable transfer agent instructions to be attached.]